Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Atreca, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share, Atreca, Inc. 2019 Equity Incentive Plan	Other(2)	1,510,351	(2)	$2.89	(4)	$4,364,914.39	$0.0000927	$404.63
Equity	Class A Common Stock, par value $0.0001 per share, Atreca, Inc. 2019 Employee Stock Purchase Plan	Other(2)	377,587	(3)	$2.46	(5)	$928,864.02	$0.0000927	$86.11
Total Offering Amount							$5,293,778.41		—
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$490.74

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.0001 per share (“Common Stock”) of Atreca, Inc. (the “Registrant”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.

(2)	Represents shares reserved for future issuance under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) and shares of Common Stock issuable upon exercise of stock options outstanding under the 2019 Plan. To the extent that any shares subject to awards under the Registrant’s 2010 Equity Incentive Plan (the “2010 Plan”) expire or terminate on or after the termination of the 2010 Plan, or any shares previously issued pursuant to the 2010 Plan are forfeited or repurchased by the Registrant on or after the termination of the 2010 Plan, the shares of Common Stock subject to such awards will become available for issuance under the 2019 Plan. The 2019 Plan also provides that a number of shares reserved for issuance under the 2019 Plan will automatically increase on January 1 of each calendar year for ten years, starting on January 1, 2020 and ending on and including January 1, 2029, by (a) four percent (4.0%) of the total number of shares of the Registrant’s capital stock outstanding as of December 31 of the preceding calendar year or (b) a lesser number determined by the Registrant’s board of directors.

(3)	Represents shares of Common Stock reserved for future issuance under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”). The 2019 ESPP provides that the number of shares reserved for issuance under the 2019 ESPP will automatically increase on January 1 of each calendar year, starting on January 1, 2020 and continuing through January 1, 2029, by the lesser of (a) one percent (1.0%) of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year, (b) 416,666 shares of Common Stock or (c) prior to the date of any such increase, a number determined by the Registrant’s board of directors that is less than (a) and (b).

(4)	Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon a per share price of $2.89, which is the average of the high and low prices per share of the Registrant’s Common Stock on March 17, 2022, as reported on The Nasdaq Global Select Market.

(5)	Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon a per share price of $2.89, which is the average of the high and low prices per share of the Registrant’s Common Stock on March 17, 2022, as reported on The Nasdaq Global Select Market, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2019 ESPP.